EXHIBIT 2.1


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                                MERGER AGREEMENT

                                     BETWEEN
                               1ST UNITED BANCORP,
                                 1ST UNITED BANK
                                       AND
                          SEABOARD SAVINGS BANK, F.S.B.



                              DATED: APRIL 22, 1997

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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.   Definitions...........................................................1
2.   Basic Transaction.....................................................7
         The Merger........................................................7
         Effective Time....................................................7
         Effects of the Merger.............................................8
         Articles of Incorporation and By-laws.............................8
         Directors and Officers............................................8
         Conversion of Shares..............................................8
         The Closing.......................................................10
         Actions at the Closing............................................11
         Dissenting Shares.................................................11
         Exchange of Shares................................................11
         The Bank Merger...................................................13
3.   Representations and Warranties of Seaboard............................13
         Organization, Qualification and Corporate Power...................13
         Capitalization....................................................14
         Authorization of Transaction......................................14
         Noncontravention..................................................15
         Filings with the SEC..............................................15
         Filing with the Regulatory Agencies...............................15
         Financial Statements..............................................16
         Events Subsequent to Most Recent Fiscal Quarter...................16
         Tax Matters.......................................................16
         Undisclosed Liabilities...........................................17
         Broker's Fees.....................................................17
         Disclosure........................................................18
         Title to Properties...............................................18
         Employment Contracts..............................................18
         Compliance with Laws..............................................18
         Litigation and Administrative Proceedings.........................19
         Employee Benefit Plans............................................19
         Seaboard Subsidiaries.............................................21
         Real Property.....................................................21
         Tangible Assets...................................................23
         Contracts.........................................................23
         Related Party Transactions........................................24
4.   Representations and Warranties of Bancorp.............................24
         Organization, Qualifications and Corporate Power..................25
         Capitalization....................................................25
         Authorization of Transaction......................................26
         Noncontravention..................................................26
         Filings with the SEC..............................................27
         Financial Statements..............................................27
         Brokers' Fees.....................................................27
         Disclosure........................................................27
         Events Subsequent to Most Recent Fiscal Quarter...................28
         Title to Properties...............................................28
         Compliance with Laws..............................................28
         Litigation and Administrative Proceedings.........................28
         Filings with the FRB and Comptroller..............................28
         Undisclosed Liabilities...........................................29

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         Tangible Assets...................................................29
         Environmental.....................................................29
         ERISA.............................................................29
         Regulatory Approval...............................................31
5.   Covenants.............................................................31
         General...........................................................31
         Seaboard Agreements...............................................31
         Other Agreements..................................................32
         Notices and Consents of Bancorp...................................33
         Regulatory Matters and Approvals..................................33
         Fairness Opinions.................................................36
         Operation of Business.............................................37
         Seaboard Operations...............................................38
         Full Access.......................................................39
         Notice of Developments............................................40
         Exclusivity.......................................................41
         Indemnification...................................................42
         Environmental Matters.............................................42
         Certain Policies of Seaboard......................................42
         Employee Benefit Plans............................................43
         Officer and Director Indemnities..................................44
6.   Conditions to Obligation to Close.....................................44
         Conditions to Obligations of All Parties..........................44
         Conditions to Obligation of Bancorp...............................45
         Conditions to Obligations of Seaboard.............................46
7.   Termination...........................................................48
         Termination of Agreement..........................................48
         Termination Fee...................................................49
         Effect of Termination.............................................50
8.   Miscellaneous.........................................................50
         Survival..........................................................50
         Press Releases and Announcements..................................50
         Third Party Beneficiaries.........................................50
         Entire Agreement..................................................50
         Succession and Assignment.........................................51
         Counterparts......................................................51
         Headings..........................................................51
         Notices...........................................................51
         Governing Law.....................................................52
         Amendments and Waivers............................................52
         Severability......................................................53
         Expenses..........................................................53
         Construction......................................................53
9.   Incorporation of Exhibits and Schedules...............................54

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                                MERGER AGREEMENT


         Agreement entered into as of April 22, 1997 by and among 1st United Bancorp, a Florida corporation ("Bancorp"), 1st United Bank, a Florida chartered bank ("1st United") and Seaboard Savings Bank, FSB, a Federal savings bank ("Seaboard"). Bancorp, Seaboard and 1st United are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, Bancorp is a Bank Holding Company registered under the Bank Holding Company Act;
         WHEREAS, 1st United is a Florida chartered bank and a wholly owned subsidiary of Bancorp;
         WHEREAS, Seaboard is a Federal savings bank organized under the Homeowners Loan Act;
         WHEREAS, the Boards of Directors of Bancorp, Seaboard and 1st United have agreed that the Merger of Seaboard with 1st United on the terms set forth herein and in the Agreement of Merger is desirable and in the best interest of their respective stockholders and have approved this Agreement, and the Board of Directors of Seaboard has directed that this Agreement be submitted to its stockholders for approval.

         Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                  DEFINITIONS.

                  "1ST UNITED" has the meaning provided in the recitals hereof.

                  "ACTUAL VALUE" means the value of the Bancorp Purchase Stock determined by multiplying the average of the closing price for Bancorp Shares reported in the Wall Street Journal for the twenty (20) most recent Trade Days prior to the Valuation Date times the number of Bancorp Shares comprising the Bancorp Purchase Stock.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

                  "AGREEMENT OF MERGER" has the meaning set forth in /section/2.11 hereof.

                  "ARTICLES OF MERGER" has the meaning set forth in /section/2.2 hereof.

                  "BANCORP" has the meaning provided in the recitals hereof.

                  "BANCORP FAIRNESS OPINION" means an opinion from an investment banker or consultant of Bancorp's choosing as to the fairness of the Merger to the holders of Bancorp Shares from a financial point of view.

                  "BANCORP PUBLIC REPORT" has the meaning set forth in /section/4.5 hereof.

                  "BANCORP PURCHASE STOCK" has the meaning set forth in /section/2.6(iii) hereof.

                  "BANCORP SHARES" means the common stock, $.01 par value per share, of Bancorp.

                  "BANK HOLDING COMPANY ACT" means 12 USC /section/1841, ET SEQ., as amended.

                  "BANK MERGER ACT" means 12 USC /section/1828(c).

                  "CASH COMPONENT" means that portion of the Merger Consideration to be paid in Cash as provided in /section/2.6(iii).

                  "CASH ELECTION SHARES" shall have the meaning set forth in
Section 2.6(v) hereof.

                  "CERTIFICATES" means the stock certificates which represent the Seaboard Shares as of the Effective Time.

                  "CLOSING" has the meaning set forth in /section/2.7 hereof.

                  "CLOSING DATE" has the meaning set forth in /section/2.7 hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPTROLLER" means the Florida Department of Banking and Finance.

                  "CONFIDENTIAL INFORMATION" with respect to a Party means any information concerning the respective businesses and affairs of Bancorp, 1st United, or Seaboard; provided, however, that Confidential Information shall not include any information (i) which, at the time of disclosure, is available publicly or already known to the receiving Party, or, (ii) which, after disclosure, becomes available publicly through no fault of the receiving Party.

                  "DEFINITIVE SEABOARD PROXY MATERIALS" means the definitive proxy materials relating to the Special Seaboard Meeting.

                  "DISCLOSURE STATEMENT" has the meaning set forth in /section/3 hereof.

                  "DISSENTING SHARES" shall have the meaning set forth in /section/2.9 hereof.

                  "EDP AGREEMENT" means that certain Savings and Loan Corporation Data Processing Agreement dated July 15, 1988 as amended between FIserv, Inc., a Delaware corporation and Seaboard.

                  "EFFECTIVE DATE" means the date on which the last of the Parties signs this Agreement.


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                  "EFFECTIVE TIME" means the time the Articles of Merger are filed with the Florida Secretary of State or such other time as stated in the Articles of Merger for effectiveness of the Merger.

                  "ELECTION DEADLINE" shall have the meaning set forth in
Section 2.6(v) hereof.

                  "ELECTION FORM" shall have the meaning set forth in Section 2.6(v) hereof.

                  "EMPLOYEE BENEFIT PLANS" means any employee welfare benefit plan or employee pension benefit plan, as defined in ERISA, which Seaboard or any of its Subsidiaries maintains or to which Seaboard or its Subsidiaries contributes or is required to contribute.

                  "ENVIRONMENTAL LAWS" means any local, state or federal law, statute, ordinance, rule, regulation or order relating to pollution or protection of the environment.

                  "ERISA" means the Employee Retirement Security Act of 1974 as amended.

                  "EXCHANGE FUND" has the meaning set forth in /section/2.10(i) hereof.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "FEDERAL DEPOSIT INSURANCE ACT" means 12 USC /section/1811, ET. SEQ., as amended.

                  "FLORIDA ACTS" means Chapter 607, Chapter 655, Chapter 658 and Chapter 660, Florida Statutes.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "HAZARDOUS SUBSTANCES" means any petroleum products or wastes and any pollutants, toxic or hazardous materials or wastes or regulated materials as defined in or regulated by any Environmental Laws.

                  "HOMEOWNERS LOAN ACT" means 12 USC /section/1461, ET. SEQ., as amended and regulations promulgated pursuant to such sections.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE" means the actual knowledge of any officers or directors of the Party in question after due inquiry.

                  "MARKET VALUE" means the average of the closing price for Bancorp Shares reported in the Wall Street Journal for the twenty (20) most recent Trade Days prior to the Valuation Date; provided, however, that for the purpose of calculating the number of Bancorp Shares comprising the Bancorp Purchase Stock the Market Value shall be $12.00 per share if the Market Value as calculated above is less than $12.00 per share and shall be $16.50 per share if the Market Value as calculated above is more than $16.50 per share.

                  "MERGER" has the meaning set forth in /section/2.1 hereof.

                  "MERGER CONSIDERATION" has the meaning set forth in /section/2.6(ii) hereof.

                  "MOST RECENT FISCAL QUARTER" means the fiscal quarter ended March 31, 1997.

                  "NO ACTION LETTER" has the meaning set forth in /section/5.5(ii)(a) hereof.

                  "NO ELECTION SHARES" shall have the meaning set forth in
Section 2.6(v) hereof.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) except to the extent variances are required by changes in GAAP and including, specifically, without limitation, accruals consistent with prior years for all expenses, including, without limitation, third party audits and real estate taxes.

                  "OTS" means the Office of Thrift Supervision.

                  "PARTIES" has the meaning set forth in the preface above.

                  "PROPERTY" means any real property owned or leased by Seaboard.

                  "PROSPECTUS" means the final prospectus, if any, relating to the registration of the Bancorp Purchase Stock under the Securities Act.

                  "REGISTRATION STATEMENT" has the meaning set forth in /section/5.5(ii)(e) hereof.

                  "RELATED CONTRACTS" has the meaning set forth in /section/3.22 hereof.

                  "REQUISITE SEABOARD STOCKHOLDER APPROVAL" means the affirmative vote of the holders of not less than two-thirds of the Seaboard Stock in favor of this Agreement and the Merger.

                  "SEABOARD" has the meaning provided in the recitals hereof.

                  "SEABOARD CLOSING EQUITY" means the shareholders' equity of Seaboard as of the last day of the calendar month ending prior to the Closing Date adjusted for earnings and expenses for the period from the last day of the last calendar month ending prior to the Closing Date through the Closing Date (to the extent Seaboard's earnings and expenses are not known as of the Valuation Date the Parties shall mutually agree on a reasonable estimate of such earnings and expenses) determined in accordance with GAAP consistently applied and as in effect on the Effective Date. In the event the Closing Date occurs before June 30, 1997, the Parties shall mutually agree on a reasonable estimate of Seaboard's earnings and expenses through June 30, 1997, determined in accordance with GAAP consistently applied and as in effect on the Effective Date, which estimates shall be included in the computation of Seaboard Closing Equity. The shareholder's equity shall be reduced by the net after tax effect of Transaction Expenses and shall be reduced by the amount by which the net unrealized losses in securities classified as available for sale as of the Valuation Date exceed Four Hundred Forty-Five Thousand and

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no/100s Dollars ($445,000.00). The shareholder's equity of Seaboard shall not be increased by any gains realized after the Effective Date which are not realized in the Ordinary Course of Business. Any gains realized from litigation to which Seaboard is a party and any gains from the disposition of real estate or other assets acquired by Seaboard through the exercise of remedies under loan documentation in the ordinary course of business shall be gains realized in the Ordinary Course of Business and shall increase the shareholder's equity of Seaboard. Any gains realized from the disposition of investment securities shall not be in the Ordinary Course of Business and shall not increase the shareholder's equity of Seaboard. Any effects to the shareholder's equity attributable solely to the actions of Seaboard taken pursuant to /section/5.14 shall not be taken into account in calculating Seaboard Closing Equity.

                  "SEABOARD FAIRNESS OPINION" has the meaning set forth in /section/5.6 hereof.

                  "SEABOARD INITIAL EQUITY" means the shareholders equity of Seaboard which the Parties agree, for the purposes of this Agreement, is Five Million One Hundred Thousand and no/100 Dollars ($5,100,000.00).

                  "SEABOARD OPTION" means any outstanding right to obtain any capital stock of Seaboard or stock appreciation rights, phantom stock or other stock based award valued on the basis of the value of Seaboard Stock including, without limitation, the Shields' Options.

                  "SEABOARD STOCK" means the $1.00 par value per share common stock of Seaboard.

                  "SEABOARD STOCKHOLDER" means any person who or which holds of record any Seaboard Stock.

                  "SEABOARD SHARE" means any share of the Seaboard Stock.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SHIELDS' OPTIONS" means the 20,000 Seaboard Options held by Howard Shields on the Effective Date.

                  "SHIELDS' OPTION PAYMENT" means a cash payment for termination of the Shields' Options to be negotiated and documented by Seaboard as contemplated by /section/5.2(iv) hereof, which shall not exceed One Hundred Thousand and no/100s Dollars ($100,000.00).

                  "SPECIAL SEABOARD MEETING" has the meaning set forth in /section/5.5(ii)(f) hereof.

                  "STAY BONUSES" means bonuses which Seaboard pays or agrees to pay to employees of Seaboard after the Effective Date to induce such employees to continue their affiliation with Seaboard.

                  "STOCKHOLDER ELECTION SHARES' shall have the described in
Section 2.6(v) hereof.

                  "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power directly or indirectly to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "SUBSTANTIAL ADVERSE DEVELOPMENT" means, as to Seaboard, an occurrence, discovery or development which substantially impairs Seaboard's ability to consummate the Merger or which has or is reasonably likely to have a material adverse impact on the assets, liabilities, business or operations of Seaboard, taken as a whole, including, specifically without limitation, a decrease of more than 15% in the aggregate of Seaboard's average demand, NOW, money market and savings accounts for the last month ending prior to the Closing Date from the amount on the Effective Date, or the assertion of claims or counterclaims in litigation, whether or not currently pending, to which Seaboard or its Subsidiaries are parties which have a reasonable likelihood of resolution adversely to Seaboard or its Subsidiaries in an amount greater than $250,000.00 and, as to Bancorp or 1st United, means that 1st United's aggregate nonperforming loans and other real estate owned as reported on its most recent FFIEC Consolidated Report of Condition prior to the Closing are more than Sixteen Million Five Hundred Thousand and no/100s Dollars ($16,500,000.00), that Warren S. Orlando has died or is permanently disabled so that he is unable to perform his duties as Chief Executive Officer of Bancorp and 1st United or any occurrence or development which substantially impairs Bancorp's or 1st United's ability to consummate the Merger or which has or is reasonably likely to have a material adverse impact on the assets, liabilities, business, financial condition, operations or results of operations of Bancorp.

                  "TRANSACTION EXPENSES" means any and all costs or expenses incurred or to be incurred by Seaboard or

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its Subsidiaries before Closing, whether or not accrued or actually paid by
Seaboard or its Subsidiaries, in connection with this Agreement, the Merger, the Definitive Seaboard Proxy Materials or any of the other actions contemplated by or in connection with this Agreement, including, without limitation, the Shields Option Payment, the Stay Bonuses, and other costs incurred pursuant to any employment agreements (including any bonus or other costs incurred in connection with the termination of the employment arrangement with Howard Shields), the cost of terminating the EDP Agreement in excess of $100,000.00, attorneys', accountants' and consultants' fees and expenses, and fees, commissions or expenses payable to Advest, Inc. before or after Closing. Transaction Expenses shall not include marketing expenses incurred by Seaboard prior to Closing at the specific request of 1st United, costs incurred by Seaboard in regulatory examinations by regulators which do not regularly examine Seaboard or its subsidiaries, costs of conversion of Seaboard's data processing system to 1st United's data processing system, costs incurred by reason of termination of Seaboard's 401k Plan and any accelerated vesting of Seaboard employees' benefits caused by such termination and such costs and expenses shall not be taken into account in the computation of Seaboard Closing Equity. In the event Seaboard has not paid or accrued for expenses included in the definition of Transaction Expenses by the date on which Seaboard Closing Equity is determined, Seaboard shall accrue for such expenses and include such expenses in the computation of the Seaboard Closing Equity.

                  "TRADE DAY" means a day on which a purchase and sale of Bancorp Shares has been reported by NASDAQ.

                  "TRANSFER AGENT" means American Stock Transfer and Trust Company or such other agent as Bancorp may designate from time to time as Bancorp's agent for the transfer of Bancorp Shares.

                  "VALUATION DATE" means the last trading day ending two (2) days prior to the Closing Date.

                  BASIC TRANSACTION.

                  SECTION THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Florida Acts and the Bank Merger Act, Seaboard shall be merged with and into 1st United (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 6 hereof. Following the Merger, 1st United shall continue as the surviving corporation and the separate corporate existence of Seaboard shall cease. Only 1st United and Seaboard shall be deemed to be parties to the Merger for purposes of the Florida Acts.

                  SECTION EFFECTIVE TIME. The Merger shall be consummated by the filing with the Florida Department of State of Articles of Merger (the "Articles of Merger") in the form required by and executed in accordance with the relevant provisions of the Florida Acts. The date the Merger shall be consummated as of the date of such filing or such other time and date as may be specified in the Articles of Merger, which shall be the "Effective Time."

                  SECTION EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Florida Acts.

                  SECTION ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the By-Laws of 1st United, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the surviving corporation.

                  SECTION DIRECTORS AND OFFICERS. The directors and officers of 1st United at the Effective Time shall be the directors and officers of the surviving corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of 1st United, or as otherwise provided by law.

                  SECTION  CONVERSION OF SHARES.

                           At and as of the Effective Time, each Seaboard Share,
issued and outstanding immediately prior to the Effective Time other than the Dissenting Shares, shall, by virtue of the Merger and without any action on the part of the Seaboard Stockholders, be converted into and represent the right to receive a portion of the Merger Consideration calculated as provided in /section/2.6(ii) and deliverable to the holder of record thereof, without interest thereon, upon surrender of the Certificate representing such Seaboard Share.

                           Subject to any adjustments made to the amount of the
Merger Consideration pursuant to ' 2.6(iv), each holder of Seaboard Shares as of the Effective Time shall receive for each Seaboard Share a portion of the Merger Consideration equal to the quotient of the Merger Consideration divided by the number of Seaboard Shares outstanding immediately prior to the Effective Time. The Merger Consideration (the "Merger Consideration") shall have an aggregate value equal to Eight Million Two Hundred Fifty Thousand and no/100 Dollars ($8,250,000.00), subject to adjustment as to amount as provided in /section/2.6(iv) hereof

                           Fifty percent (50%) of the Merger Consideration shall
be paid in cash (the "Cash Component") and fifty percent (50%) of the Merger Consideration (the "Stock Component") shall be in the form of Bancorp Shares (the

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"Bancorp Purchase Stock"). The number of Bancorp Shares comprising the
Bancorp Purchase Stock shall be calculated by dividing fifty percent (50%) of the Merger Consideration by the Market Value rounded up to the nearest whole Bancorp Share.

                           The Merger Consideration described in Section 2.6(ii)
shall be decreased by an amount equal to the product of multiplying the difference between Seaboard Initial Equity and Seaboard Closing Equity times one point six two (1.62) if Seaboard Initial Equity is greater than Seaboard Closing Equity. In the event that the Actual Value initially calculated as provided elsewhere in this Agreement is less than Three Million Seven Hundred Eighty-one Thousand Two Hundred Fifty and no/100 Dollars ($3,781,250.00), Bancorp shall have the option of increasing the number of Bancorp shares included in the Bancorp Purchase Stock so that the Actual Value of the Bancorp Purchase Stock is not less than Three Million Seven Hundred Eighty-One Thousand Two Hundred Fifty and no/100 Dollars ($3,781,250.00). If Bancorp has not advised Seaboard of Bancorp's intention to increase the Actual Value to Three Million Seven Hundred Eighty-One Thousand Two Hundred Fifty and no/100 Dollars ($3,781,250.00) by 5:00 p.m. on the business day following the Valuation Date, Seaboard shall have the option to terminate this Agreement by written notice received by Bancorp not later than 5:00 p.m. on the second (2nd) day after the Valuation Date.

                           An election form ("Election Form") shall be prepared
by Bancorp and mailed by Seaboard to each of the Seaboard Stockholders with the Definitive Seaboard Proxy Materials.

                           Each Election Form shall permit the holder to elect
to receive only Bancorp Purchase Stock with respect to such holder's Seaboard Stock ("Stock Election Shares"), to elect to receive only cash with respect to such holder's Seaboard Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares").

                           Any Seaboard Stock with respect to which the holder
shall not have submitted to Bancorp an effective, properly completed Election Form on or before 5:00 p.m. on the date of the Special Seaboard Meeting (or such other time and date as Bancorp and Seaboard may mutually agree) (the "Election Deadline") shall be deemed to be "No Election Shares." Any such election shall have been properly made only if Bancorp shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. Subject to the terms of this Agreement and of the Election Form, Bancorp shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of Bancorp regarding such matters shall be binding and conclusive. Bancorp shall be under no obligation to notify any person of any defect in an Election Form.

                           On or before the Closing Date, Bancorp shall compute
the allocation among the holders of Seaboard Stock of rights to receive Bancorp Purchase Stock or cash in the Merger in accordance with the Election Forms, communicate that computation to Seaboard and thereafter cause the Transfer Agent to effect the distribution of the Merger Consideration as follows:

                           STOCK ELECTIONS LESS THAN STOCK COMPONENT. If the
number of shares of Bancorp Purchase Stock that would be issued upon conversion of the Stock Election Shares is less than the Stock Component, then:

                                    first, all Stock Election Shares shall be
converted into the right to receive Bancorp Purchase Stock;

                                    second, all of the No Election Shares shall
be converted, pro rata, into the right to receive Bancorp Purchase Stock; and

                                    third, if the Stock Component exceeds the
number of Bancorp Shares issuable pursuant to 1 and 2 above, then the Cash Election Shares shall be converted, pro rata, into the right to receive Bancorp Purchase Stock.

                                    The Seaboard Shares shall be allocated in
the order provided above to the extent necessary to assure that the value of the Bancorp Purchase Shares equals fifty percent (50%) of the Merger Consideration. In no event shall the value of the Bancorp Purchase Shares be less than fifty percent (50%) of the Merger Consideration.

                                    The balance of the Seaboard Shares shall be
converted into the right to receive cash; or

                           Stock Elections More Than Stock Component. If the
number of shares of Bancorp Purchase Stock that would be issued upon the conversion of the Stock Election Shares into Bancorp Purchase Stock is greater than the Stock Component, then:

                                    first, all Cash Election Shares shall be
converted into the right to receive cash;

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                                    second, all of the No Election Shares shall
be converted, pro rata, into the right to receive cash; and

                                    third, if the Cash Component exceeds the
amount of cash payable pursuant to 1 and 2 above, then the Stock Election Shares shall be converted, pro rata, into the right to receive cash.

                                    The Seaboard Shares shall be allocated in
the order provided above to the extent necessary to assure that the value of the Cash Component equals fifty percent (50%) of the Merger Consideration. In no event shall the value of the Cash Component be less than fifty percent (50%) of the Merger Consideration.

                                    The balance of the Seaboard Shares shall be
converted into the right to receive Bancorp Purchase Stock.

                  SECTION THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A. in West Palm Beach, Florida, commencing at 9:00 a.m. local time or such other time as the parties mutually agree as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby or such other date as the parties may mutually determine (the "Closing Date").

                  SECTION ACTIONS AT THE CLOSING. At the Closing, (i) Seaboard will deliver to Bancorp the various certificates, instruments, and documents required to consummate the Merger, (ii) Bancorp and 1st United will deliver to Seaboard the various certificates, instruments, and documents required to consummate the Merger, and (iii) 1st United and Seaboard will request that the Secretary of State of the State of Florida record the "Articles of Merger."

                  SECTION DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Seaboard Shares which are issued and outstanding immediately prior to the Effective Time and which are held by Seaboard Stockholders who have dissented from the Merger within the time and in the manner provided in 12 C.F.R. /section/ 552.14 and Chapter 658, Florida Statutes (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Merger Consideration, but shall be converted into the right to receive payment from 1st United with respect thereto in accordance with the provisions of 12 C.F.R. /section/ 552.14 and Chapter 658, Florida Statutes. However, if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under 12 C.F.R. /section/
552.14 and Chapter 658, Florida Statutes, such holder's Seaboard Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration payable with respect to such Seaboard Shares without any interest thereon.

                  SECTION  EXCHANGE OF SHARES.

                           As soon as practicable after the Effective Time,
Bancorp and/or 1st United shall deposit cash and transmit instructions to the Transfer Agent to issue and deliver the Bancorp Purchase Stock and cash in amounts necessary to make delivery of the Merger Consideration pursuant to
Section 2.6 hereof to holders of Seaboard Shares that are issued and outstanding immediately prior to the Effective Time and, to the extent ascertainable under applicable law, to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Transfer Agent shall, pursuant to such instructions given by Bancorp, promptly make the payments and delivery provided for in the preceding sentence out of the Exchange Fund upon surrender of the Certificates and letters of transmittal from the holders of Seaboard Shares in accordance with Section 2.10(ii). Payments to the holders of Dissenting Shares shall be made as required by 12 C.F.R. /section/ 552.14 and Chapter 658, Florida Statutes. Subject to holding sufficient cash to make prompt payments to holders of Seaboard Shares the Transfer Agent shall invest the Exchange Fund in a money market account with 1st United. Bancorp shall bear the risk of any investment losses by the Transfer Agent and shall contribute additional funds if necessary to pay all of the Merger Consideration and the payments due to the holders of Dissenting Shares. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                           As soon as practicable after the Effective Time the
Transfer Agent shall mail to each record holder of an outstanding Certificate or Certificates, a form letter of transmittal approved by Seaboard and Bancorp (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent) and instructions for use in effecting the surrender of the Certificates. Upon the surrender to the Transfer Agent of the Certificate, together with a letter of transmittal duly executed and properly completed in full and, if required by Bancorp signature medallion guaranteed, the holder of such Certificates shall be entitled to receive in exchange therefor the Cash Component and the Bancorp Purchase Stock in the amount and proportions provided in Section 2.6, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate. If payment or delivery of Merger Consideration is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Merger Consideration to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Bancorp that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.10, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon. From and after the Effective Time, no Certificates shall represent any right or interest in Seaboard and shall represent only the right to receive Merger Consideration in accordance with the provisions of this Agreement.

                           Bancorp shall not pay any dividend or make any
distribution on Bancorp Purchase Stock to any Seaboard Stockholder until the Seaboard Stockholder surrenders for exchange its Certificates. Bancorp shall instead pay the dividend or make the distribution to the Transfer Agent in trust for the benefit of the Seaboard Stockholder to be distributed to the Seaboard Stockholder on surrender of the Certificates and such dividends or distributions shall become a part of the Exchange Fund. In no event shall a Seaboard Stockholder be entitled to interest or earnings on the dividends or distributions held by the Transfer Agent. Any such interest or earnings shall be paid to Bancorp.

                           After the Effective Time, the stock transfer ledger
of Seaboard shall be closed and there shall be no transfers on the stock transfer books of Seaboard of the Seaboard Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Bancorp or 1st United, they shall be promptly presented to the Transfer Agent and exchanged as provided above.

                           Any portion of the Exchange Fund (including the
proceeds of any investments thereof) that remains unclaimed by the shareholders of Seaboard for six months after the Effective Time shall be paid to Bancorp, and the holders of Seaboard Shares not theretofore presented to the Transfer Agent shall look to Bancorp as a general creditor only, and not to the Transfer Agent, for the payment of any portion of the Exchange Fund in respect of such Seaboard Shares.

                  SECTION THE BANK MERGER. On the Effective Date, Seaboard and Bancorp shall cause Seaboard and 1st United respectively to enter into a Plan of Merger and Merger Agreement (the "Agreement of Merger") in substantially the form attached hereto as Exhibit "A" pursuant to which Seaboard will merge with and into 1st United. The Agreement of Merger shall be the document to be recorded with the Comptroller pursuant to which the Merger shall be consummated on the terms provided therein and in this Agreement.

                  REPRESENTATIONS AND WARRANTIES OF SEABOARD. Seaboard represents and warrants to Bancorp that the statements contained in this /section/3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this /section/3), except as set forth in the disclosure statement prepared by Seaboard and submitted to Bancorp and 1st United as of the Effective Date (the "Disclosure Statement") as updated pursuant to /section/5.10(ii). Seaboard agrees that as soon as reasonably practicable after the Effective Date, Seaboard will ascertain whether any of the officers of Seaboard or its Subsidiaries have actual knowledge after due inquiry that any of the representations and warranties of Seaboard in this Agreement are materially incorrect or incomplete and, if incorrect or incomplete, will immediately revise such warranties and representations in the fashion provided in /section/5.10(ii).

                  SECTION ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Seaboard is a federal savings bank, duly organized, validly existing, and in good standing under the laws of the United States of America. Each Subsidiary of Seaboard is a Florida corporation duly organized, validly existing and in good standing under the laws of Florida. Seaboard is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act. Seaboard and each of its Subsidiaries are duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on the financial condition of Seaboard or any of its Subsidiaries, or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of Seaboard and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and the Bylaws of Seaboard and of the Articles of Incorporation and the Bylaws of each Subsidiary of Seaboard are appended to the Disclosure Statement.

                  SECTION CAPITALIZATION. The entire authorized capital stock of Seaboard consists of 3,000,000 shares of Seaboard Stock, of which 925,099 shares are issued and outstanding and 300,000 shares of preferred stock, of which 0 shares are issued and outstanding. All of the issued and outstanding shares of Seaboard Stock and each Subsidiary of Seaboard have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Seaboard or any of its Subsidiaries is a party or which are binding upon Seaboard or any of its Subsidiaries providing for the issuance, disposition, or acquisition of any class of their capital stock, except for the Seaboard Options, as set forth on the Disclosure Statement. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Seaboard or any of its Subsidiaries.

                  SECTION AUTHORIZATION OF TRANSACTION. Seaboard has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Seaboard cannot consummate the Merger unless and until it receives the Requisite Seaboard Stockholder Approval, unless the Merger is approved by the Comptroller, the SEC and the FRB, notice is given to the OTS as requied by 12 CFR /section/563.22(h) and unless it receives all of the consents contemplated by Article 5. Subject to the foregoing sentence, this Agreement constitutes the valid and legally binding obligation of Seaboard, enforceable in accordance with its terms and conditions. To the Knowledge of Seaboard, and other than in connection with the provisions of the Florida Acts, the Federal Deposit Insurance Act, the Securities Exchange Act, the Securities Act, the state securities laws, and the Bank Holding Company Act, Seaboard does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Substantial Adverse Effect on Seaboard taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION NONCONTRAVENTION. Subject to obtaining the Requisite Seaboard Stockholder Approval, the approval of the Comptroller, and the FRB and the consents listed on the Disclosure Statement attached hereto, to the Knowledge of Seaboard, neither the execution and the delivery of this Agreement by Seaboard, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulations, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which any of Seaboard or its Subsidiaries is subject or any provision of the articles of incorporation or bylaws of Seaboard or its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, clearing agreement, restriction letter, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which any of Seaboard or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, defaults, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of any of Seaboard or its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION FILINGS WITH THE SEC. Seaboard and its Subsidiaries are not subject to the reporting requirements of the Securities Exchange Act nor the rules and regulations thereunder other than the anti-fraud provisions of the Securities Exchange Act. All issuances of securities by Seaboard or its Subsidiaries have been registered under the Securities Act and all other applicable laws or were exempt from such registration.

                  SECTION FILINGS WITH THE REGULATORY AGENCIES. Seaboard and its Subsidiaries have made all material filings with the OTS, the FDIC, the SEC and other governmental agencies that have jurisdiction over Seaboard and its Subsidiaries that each has been required to make under the Securities Act, the Securities Exchange Act, the Federal Deposit Insurance Act, the Homeowners Loan Act, or any other law governing Seaboard or its Subsidiaries, as the case may be (collectively the "Reports"). To the Knowledge of Seaboard and its Subsidiaries, each of the Reports has complied with the Florida Acts, the Homeowners Loan Act, the Federal Deposit Insurance Act, the Securities Act, the Securities Exchange Act, or any other law governing Seaboard or its Subsidiaries in all material respects. To the Knowledge of Seaboard, each of the Reports is true, complete and correct in all material respects as of their respective dates and none of the Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Seaboard has delivered to Bancorp a correct and complete copy of each FFIEC Consolidated Report of Condition (Call Report) filed by Seaboard since December 31, 1994 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION FINANCIAL STATEMENTS. Seaboard has provided Bancorp with audited consolidated financial statements for the fiscal year ended December 31, 1996 and unaudited consolidated financial statements for Seaboard, prepared by Seaboard for the period from January 1, 1997 to March 31, 1997. All financial statements delivered to Bancorp (including the related notes and schedules) have been and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial condition of Seaboard and its Subsidiaries as of the indicated dates and the results of operations of Seaboard and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal year-end adjustments and need not include footnotes which would be included in year end statements pursuant to GAAP.

                  SECTION EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER. Since the end of the Most Recent Fiscal Quarter, there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of Seaboard and its Subsidiaries taken as a whole.

                  SECTION TAX MATTERS. Seaboard and its Subsidiaries have duly filed all tax returns required to be filed by them other than for the year 1996 (the "Filed Returns") and all Filed Returns were filed on a timely basis and were correct and complete in all material respects. Seaboard and its Subsidiaries have paid, or, to the Knowledge of Seaboard, have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, to the Knowledge of Seaboard, Seaboard and its Subsidiaries have established adequate reserves, determined in accordance with GAAP consistently applied, for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in the Disclosure Statement, to the Knowledge of Seaboard, Seaboard and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on the Disclosure Statement, neither Seaboard nor and its Subsidiaries has entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of Seaboard or its Subsidiaries. Neither Seaboard nor and its Subsidiaries has filed any IRS Forms 1139 (Application for Tentative Refund). Except as set forth on the Disclosure Statement, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of Seaboard or its Subsidiaries, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Seaboard or its Subsidiaries for any period. To the Knowledge of Seaboard, Seaboard and its Subsidiaries have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

                  SECTION UNDISCLOSED LIABILITIES. Except as set forth on the Disclosure Statement attached hereto, neither Seaboard nor its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of Seaboard/section/s consolidated balance sheet dated as of the end of the Most Recent Fiscal Quarter (rather than in any notes thereto) and (ii) liabilities which have arisen after the end of the Most Recent Fiscal Quarter in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the business, assets, financial condition or prospects of Seaboard and its Subsidiaries taken as a whole).

                  SECTION BROKERS' FEES. Other than pursuant to the agreement between Seaboard and Advest, Inc., none of Seaboard or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  SECTION DISCLOSURE. The Definitive Seaboard Proxy Materials will substantially comply with the disclosure requirements of Schedule 14A (Regulation 14a-101) under the Securities Exchange Act, if Bancorp determines in its sole discretion that compliance is necessary to obtain the No-Action Letter, and will otherwise satisfy the requirements of applicable state and federal laws, rules and regulations. The Definitive Seaboard Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Seaboard makes no representation or warranty with respect to any information that Bancorp or 1st United will supply specifically for use in the Definitive Seaboard Proxy Materials. None of the information that Seaboard will supply specifically for use in the Registration Statement or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  SECTION TITLE TO PROPERTIES. Except as set forth on the Disclosure Statement, to the Knowledge of Seaboard and its Subsidiaries, Seaboard and its Subsidiaries have good and marketable title to all of their real estate and assets (including those reflected in Seaboard's March 31, 1997 consolidated balance sheet except such as have been disposed of in the Ordinary Course of Business) free of any mortgage, encumbrance, lien or Security Interest except pledges of assets to secure public deposits and minor imperfections in title and encumbrances which do not or will not materially and adversely affect the value, marketability and utility of such assets or the operations of Seaboard and its Subsidiaries.

                  SECTION EMPLOYMENT CONTRACTS. Except as set forth on the Disclosure Statement, neither Seaboard nor its Subsidiaries is a party or subject to any contract of employment not terminable at will or any profit sharing, incentive compensation, bonus, thrift, savings or other Employee Benefit Plan providing for employer contributions.

                  SECTION COMPLIANCE WITH LAWS. Except as set forth on the Disclosure Statement, to the Knowledge of Seaboard and its Subsidiaries, Seaboard and its Subsidiaries are in substantial compliance with all laws, rules, regulations and other legal requirements applicable to them and Seaboard knows of no reason why the Merger will not be approved by the requisite governmental and regulatory authorities.

                  SECTION LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth on the Disclosure Statement attached hereto, as of the Effective Date, there is no action, suit, arbitration or administrative proceeding or investigation to which Seaboard or any of its Subsidiaries is or, to the Knowledge of Seaboard, may be a party or subject which is pending, or threatened other than collection proceedings by Seaboard as a creditor in the Ordinary Course of Business in which no counterclaim or offset has been asserted or threatened. Except as set forth on the Disclosure Statement, to the Knowledge of Seaboard, there are no potential unasserted claims against Seaboard or any of its Subsidiaries that may have a material adverse effect on Seaboard or any of its Subsidiaries condition, financial or otherwise, or its businesses or their assets taken as a whole. Seaboard and its Subsidiaries have furnished or made available to Bancorp, or will do so upon delivery of the Disclosure Statement, copies of all relevant court papers and other documents relating to any matters set forth in the Disclosure Statement. Except as set forth in the Disclosure Statement, neither Seaboard nor any of its Subsidiaries is in default under, or currently subject to, any material judgment, order, decree, injunction or cease-and-desist order of any foreign, federal, state or local court, department, agency or instrumentality.

                  SECTION  EMPLOYEE BENEFIT PLANS.

                           Except as set forth on the Disclosure Statement, to
the Knowledge of Seaboard, all of the Employee Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Employee Benefit Plans; all necessary governmental approvals relating to the establishment of the Employee Benefit Plans have been obtained; and with respect to each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Employee Benefit Plan and each material amendment thereto has been issued by the IRS (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination) and all required audits have been timely completed;

                           To the Knowledge of Seaboard, each Employee Benefit
Plan has been administered in compliance with its terms and the requirements of the Code, ERISA, and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Employee Benefit Plan have been timely filed;

                           On and after January 1, 1975, to the Knowledge of
Seaboard, neither Seaboard, any of its Subsidiaries nor any plan fiduciary of any Employee Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in
Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

                           The Disclosure Statement lists each Employee Benefit
Plan and each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not included in the term Employee Benefit Plan (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by Seaboard or any of its Subsidiaries;

                           True and complete copies of each Employee Benefit
Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment relating to such Employee Benefit Plan, the most recent determination letter issued by the IRS with respect to each Employee Benefit Plan, the most recent application for a determination letter from the IRS with respect to each Employee Benefit Plan and Annual Reports on form 5500 series filed with any governmental agency for each Employee Benefit Plan for the two most recent plan years, have been furnished to Bancorp;

                           All Employee Benefit Plans, related trust agreements
or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments relating to such Employee Benefit Plans are, to the Knowledge of Seaboard, legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of such plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 or ERISA;

                           There are no claims pending with respect to, or
under, any Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to any Employee Benefit Plan, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the Knowledge of Seaboard, threatened with respect to any such plans;

                           To the Knowledge of Seaboard, no action has been
taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to such Employee Benefit Plans, other than for income taxes due with respect to benefits paid;

                           Except as otherwise set forth in the Disclosure
Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Seaboard or any of its Subsidiaries (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, or any plan, agreements, arrangements, and commitments relating to such Employee Benefit Plan; or (iii) increase the cost of any Employee Benefit Plan; and

                           All contributions and/or payments with respect to
Employee Benefit Plans have been timely paid or accrued by Seaboard.

                  SECTION SEABOARD SUBSIDIARIES. All of the Subsidiaries of Seaboard are listed on the Disclosure Statement together with the jurisdiction of organization, composition of equity ownership of such Subsidiary and the officers and directors thereof.

                  SECTION  REAL PROPERTY.

                           The Disclosure Statement lists and describes briefly
all real property that Seaboard or any of its Subsidiaries owns including real property obtained through foreclosure or conveyance in lieu of foreclosure. With respect to each such parcel of owned real property:

                                    the identified owner has good and marketable
title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for matters disclosed on the Disclosure Statement and installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                                    there are no pending or, to the Knowledge of
Seaboard, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                                    the legal description for the parcel
contained in the deed thereof describes such parcel fully and adequately, to the Knowledge of Seaboard, the buildings and improvements (except as set forth in the Disclosure Statement) are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances, and the land does not serve any adjoining property for the purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                                    to the Knowledge of Seaboard, all facilities
have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained substantially in accordance with applicable laws, rules and regulations;

                                    there are no leases, subleases, licenses,
concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of real property except as set forth on the Disclosure Statement;

                                    except as set forth on the Disclosure
Statement, there are no outstanding contracts for sale, options or rights of first refusal to purchase any parcel of real property, or any portion thereof or interest therein;

                                    there are no parties (other than Seaboard)
in possession of any parcel of real property, other than tenants under any leases disclosed in the Disclosure Statement who are in possession of space to which they are entitled;

                                    all facilities located on the parcel of real
property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the Knowledge of Seaboard, adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                                    except as set forth on the Disclosure
Statement, each parcel of real property has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property; and

                                    to the Knowledge of Seaboard, each parcel is
in compliance with all Environmental Laws, no Hazardous Substances are or have been manufactured, stored, used or disposed of on any such parcel except in strict compliance with all Environmental Laws, there has been no release or discharge of Hazardous Substances on or from any such parcel and no litigation or administrative proceeding is pending or has been threatened in connection with the manufacture, storage, use, disposal or discharge of Hazardous Substances on or from any such parcel or naming Seaboard as a defendant or potentially responsible party.

                                    The Disclosure Statement lists and describes
briefly all real property leased or subleased to Seaboard or any of its Subsidiaries. Seaboard has delivered to Bancorp correct and complete copies of the leases and subleases listed in the Disclosure Statement (as amended to date). With respect to each lease and sublease listed in the Disclosure
Statement:

                                    to the Knowledge of Seaboard, the lease or
sublease is legal, valid, binding, enforceable, and in full force and effect;

                                    the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    to the Knowledge of Seaboard, no party to
the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    to the Knowledge of Seaboard, no party to
the lease or sublease has repudiated any provision thereof;

                                    to the Knowledge of Seaboard, there are no
disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                                    to the Knowledge of Seaboard, with respect
to each sublease, the representations and warranties set forth in subsections
(a) through (e) above are true and correct with respect to the underlying lease;


                                    neither of Seaboard nor any of its
Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                                    to the Knowledge of Seaboard, all facilities
leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained substantially in accordance with applicable laws, rules and regulations.

                  SECTION TANGIBLE ASSETS. Seaboard and each of its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  SECTION CONTRACTS. The Disclosure Statement lists the following contracts and other agreements to which any of Seaboard or its Subsidiaries is a party other than leases or subleases of real property:

                           any agreement (or group of related agreements), other
than those cancelable without penalty or continued obligation on 90 days notice or less, for the lease of personal property to or from any entity or person providing for lease payments in excess of $15,000.00 per annum;

                           any agreement (or group of related agreements), other
than those cancelable without penalty or continued obligation on 90 days notice or less, for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $15,000.00;

                           any agreement concerning a partnership or joint
venture;

                           any agreement (or group of related agreements) under
which Seaboard or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                           any agreement concerning confidentiality or
noncompetition;

                           any collective bargaining agreement;

                           any agreement, other than those cancelable without
penalty or continued obligation on 90 days notice or less, for the employment of any individual on a full-time, part-time, consulting, or other basis (other than employees at will) providing annual compensation in excess of $25,000.00 or providing severance benefits;

                           any agreement under which it has advanced or loaned
any amount to any of its directors or Executive Officers;

                           any agreement under which the consequences of a
default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Seaboard or any of its Subsidiaries; or

                           any other agreements (or group of related
agreements), other than those cancelable without penalty or continued obligation on 90 days notice or less, the performance of which involves consideration in excess of $15,000.00.

                  SECTION RELATED PARTY TRANSACTIONS. The Disclosure Statement lists all agreements, extensions of credit, commitments, tax sharing or allocation agreements or other contractual agreements of any kind between Seaboard, its Subsidiaries or any of their Affiliates and any past or present director of Seaboard or any of their Affiliates or, to the Knowledge of Seaboard, their spouses, children, parents or siblings or their Affiliates (the "Related Contracts").

                  REPRESENTATIONS AND WARRANTIES OF BANCORP. Bancorp and 1st United represent and warrant to Seaboard that the statements contained in this /section/4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this /section/4), except as set forth in the Disclosure Schedules attached hereto as updated pursuant to /section/5.10(ii). Bancorp and 1st United agree that as soon as reasonably practicable after the Effective Date, Bancorp and 1st United will ascertain whether any of their officers have actual knowledge that any of the representations and warranties of Bancorp and 1st United in this Agreement are materially incorrect or incomplete and, if incorrect or incomplete, will immediately revise such warranties and representations in the fashion provided in /section/5.10(ii).

                  SECTION ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. Bancorp and 1st United are corporations duly organized, validly existing, and in good standing under the laws of Florida. Bancorp is duly registered under the Bank Holding Company Act. 1st United is a Florida chartered bank duly organized, validly existing, and in good standing under the laws of Florida. 1st United is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act. Each of Bancorp and 1st United is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a material adverse effect on the financial condition of Bancorp or 1st United, taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of Bancorp and 1st United has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and Bylaws of Bancorp and 1st United are attached hereto as Schedule 4.1(i) and 4.1(ii), respectively.

                  SECTION CAPITALIZATION. The entire authorized capital stock of Bancorp consists of 20,000,000 Bancorp Shares and 5,000,000 shares of preferred stock, of which 9,800,804 Bancorp Shares are issued and outstanding and 10,199,196 Bancorp Shares are authorized but unissued. No shares of preferred stock have been issued. The entire authorized capital stock of 1st United consists of 10,000,000 1st United Shares, of which 1,035,599 1st United Shares are issued and outstanding and 8,964,401 1st United Shares are authorized but unissued. All of the issued and outstanding 1st United Shares are owned, beneficially and of record, by Bancorp, Park Acquisition Co. or TAB Acquisition Co. free and clear of any liens, claims or encumbrances whatsoever. All of the issued and outstanding Bancorp Shares and 1st United Shares have been fully authorized and are validly issued, fully paid, and nonassessable. The Bancorp Purchase Shares to be issued pursuant to the Merger, when so issued, will be duly authorized and validly issued, fully paid and nonassessable, and there will be no preemptive rights in respect thereof.

                  SECTION AUTHORIZATION OF TRANSACTION. Bancorp and 1st United have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Bancorp and 1st United cannot consummate the Merger unless and until they receive approval from the SEC, the FRB, the Comptroller, and all of the consents contemplated in Article 5 hereof. Subject to the foregoing sentence, this Agreement constitutes a valid and legally binding obligation of Bancorp and 1st United enforceable in accordance with its terms and conditions. To the Knowledge of Bancorp and 1st United, other than in connection with the provisions of the

Florida Acts, the Securities Exchange Act, the Securities Act, the state securities laws, the Federal Deposit Insurance Act, and the Bank Holding Company Act, Bancorp and 1st United and their Subsidiaries do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on Bancorp and 1st United taken as a whole or the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION NONCONTRAVENTION. To the Knowledge of Bancorp and 1st United, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Bancorp or 1st United and their Subsidiaries is subject or any provision of the charter or bylaws of Bancorp or 1st United and their Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which Bancorp or 1st United and their Subsidiaries is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflicts, breach, defaults, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of Bancorp and 1st United taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION FILINGS WITH THE SEC. Bancorp has made all material filings with the SEC, if any, that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Bancorp Public Reports"). Each of the Bancorp Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. Each of the Bancorp Public Reports is true, complete and correct as of its respective date and none of the Bancorp Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Bancorp has delivered to Seaboard a correct and complete copy of each Bancorp Public Report filed since December 31, 1995 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION FINANCIAL STATEMENTS. Bancorp has filed Quarterly Reports on form 10Q as required by the SEC for the Most Recent Fiscal Quarter and an Annual Report on form 10K as required by the SEC for the fiscal year ended December 31, 1996. The financial statements included in or incorporated by reference into the Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Bancorp and its Subsidiaries as of the indicated dates and the results of operations of Bancorp and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal year-end adjustments and may not include footnotes which would be included in year end statements pursuant to GAAP.

                  SECTION BROKERS' FEES. Bancorp and 1st United do not have any liability or obligation to pay any fees or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  SECTION DISCLOSURE. The Registration Statement and the Prospectus, will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, provided, however, that Bancorp and 1st United make no representation or warranty with respect to any information that Seaboard or its Subsidiaries will supply specifically for use in the Registration Statement or the Prospectus. None of the information that Bancorp or 1st United will supply specifically for use in the Definitive Seaboard Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  SECTION EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER. Since the end of the Most Recent Fiscal Quarter , there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of Bancorp and its Subsidiaries taken as a whole.

                  SECTION TITLE TO PROPERTIES. To the Knowledge of Bancorp and 1st United, Bancorp and each of its Subsidiaries have good and marketable title to all of their real estate and assets (including those reflected in Bancorp's December 31, 1996 consolidated balance sheet except such as have been disposed of in the Ordinary Course of Business) free of any mortgage, encumbrance, lien or security interest except pledges of assets to secure public deposits and minor imperfections in title and encumbrances which do not materially detract from the value or impair the use of the properties affected thereby.

                  SECTION COMPLIANCE WITH LAWS. To the Knowledge of Bancorp and 1st United, Bancorp and each of its Subsidiaries are in substantial compliance with all laws, rules, regulations and other legal requirements applicable to them and they know of no reason why the Merger will not be approved by the requisite governmental and regulatory authorities.

                  SECTION LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There is no action, suit, arbitration or administrative proceeding or investigation to which Bancorp or 1st United is or, to the Knowledge of Bancorp or 1st United, may be a party or subject which is pending, or threatened, in which there could be a judgment, order, decree, liability, fine, penalty, injunction or cease-and-desist order which could have a material adverse effect on its condition, financial or otherwise, or the conduct of its business. To the Knowledge of Bancorp and 1st United, there are no potential unasserted claims against Bancorp or 1st United that may have a material adverse effect on Bancorp or 1st United, financial or otherwise, or their businesses or their assets. Neither Bancorp nor 1st United is in default under, or currently subject to, any material judgment, order, decree, injunction or cease-and-desist order of any foreign, federal, state or local court, department, agency or instrumentality.

                  SECTION FILINGS WITH THE FRB AND COMPTROLLER. Bancorp and 1st United have made all filings with the FRB and the Comptroller that each has been required to make under the Florida Acts, the Bank Holding Company Act and the Federal Deposit Insurance Act, as the case may be (collectively the "Bancorp Reports"). Each of the Bancorp Reports has complied with the Florida Acts, the Bank Holding Company Act and the Federal Deposit Insurance Act in all material respects. Each of the Bancorp Reports is true, complete and correct as of their respective dates and none of the Bancorp Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Bancorp or 1st United have delivered to Seaboard a correct and complete copy of each Bancorp Report filed since December 31, 1995 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION UNDISCLOSED LIABILITIES. Neither of Bancorp nor 1st United has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the end of the Most Recent Fiscal Quarter (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the business, assets, financial condition or prospects of Bancorp or 1st United).

                  SECTION TANGIBLE ASSETS. Bancorp and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  SECTION ENVIRONMENTAL. To the Knowledge of Bancorp and 1st United, each parcel of real property owned by Bancorp and 1st United is in substantial compliance with all Environmental Laws, no Hazardous Substances are or have been manufactured, stored, used or disposed of on any such parcel except in strict compliance with all Environmental Laws, there has been no release or discharge of Hazardous Substances on or from any such parcel and no litigation or administrative proceeding is pending or has been threatened in connection with the manufacture, storage, use, disposal or discharge of Hazardous Substances on or from any such parcel or naming Bancorp or 1st United as a defendant or potentially responsible party.

                  SECTION  ERISA.

                           Except as set forth on the Disclosure Statement, to
the Knowledge of Bancorp and 1st United, all of the employee welfare benefit plans or employee pension benefit plans maintained by Bancorp or 1st United or to which Bancorp or 1st United contributes or is required to contribute ("1st United Employee Benefit Plan") and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the 1st United Employee Benefit Plans; all necessary governmental approvals relating to the establishment of the 1st United Employee Benefit Plans have been obtained; and with respect to each 1st United Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such 1st United Employee Benefit Plan and each material amendment thereto has been issued by the IRS (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination) and all required audits have been timely completed;

                           To the Knowledge of Bancorp and 1st United, each 1st
United Employee Benefit Plan has been administered in compliance with its terms and the requirements of the Code, ERISA, and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each 1st United Employee Benefit Plan have been timely filed;

                           On and after January 1, 1975, to the Knowledge of
Bancorp and 1st United, neither Bancorp, 1st United or any of their Subsidiaries nor any plan fiduciary of any 1st United Employee Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

                           There are no claims pending with respect to, or
under, any 1st United Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to any 1st United Employee Benefit Plan, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the Knowledge of Bancorp and 1st United, threatened with respect to any such plans;

                           To the Knowledge of Bancorp and 1st United, no action
has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any 1st United Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to such 1st United Employee Benefit Plans, other than for income taxes due with respect to benefits paid;

                           Neither the execution and delivery of this Agreement
nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Bancorp or 1st United or any of its Subsidiaries (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, (ii) increase any benefits otherwise payable under any 1st United Employee Benefit Plan, or any plan, agreements, arrangements, and commitments relating to such 1st United Employee Benefit Plan; or (iii) increase the cost of any 1st United Employee Benefit Plan; and

                           All contributions and/or payments with respect to 1st
United Employee Benefit Plans have been timely paid or accrued by Bancorp and 1st United.

                  SECTION REGULATORY APPROVAL. Bancorp and 1st United have no Knowledge of any matter which would result in the inability of Bancorp and 1st United to obtain all regulatory approvals necessary to enable the Parties to finalize the transactions contemplated in this Agreement.

                  COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                  SECTION GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable (including satisfying the closing conditions set forth in Article 6 below).

                  SECTION SEABOARD AGREEMENTS. Seaboard and its Subsidiaries will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Bancorp or 1st United reasonably may request in connection with the matters pertaining to Seaboard or its Subsidiaries. Seaboard shall obtain the following:

                                    within thirty (30) days after the Effective
Date, Noncompetition Agreements from each of the directors and Howard Shields in substantially the form attached hereto as Exhibit "B", the term of which shall be two (2) years for all directors and Howard Shields after the Effective Time;

                                    within thirty (30) days after the Effective
Date, an agreement from each of the directors of Seaboard in substantially the form of the Agreement and Proxy attached hereto as Exhibit "C";

                                    within thirty (30) days after the Effective
Date, confirmation, in form and substance reasonably acceptable to Bancorp, that the EDP Agreement is to be terminated effective on the conversion of Seaboard's data processing systems to the 1st United data processing systems and the total cost incurred by reason of such termination; and

                                    within fifteen (15) days after the Effective
Date, an agreement in form and substance reasonably acceptable to Bancorp pursuant to which Howard Shields agrees to accept the consideration provided in
Section 5.3(v) in exchange for all of the rights of Howard Shields under the agreements pursuant to which the Shields' Options were granted, including, without limitation, all rights to Seaboard Stock or Bancorp Shares.

                  The agreements referenced in (i) above shall be held in escrow by Seaboard and delivered to Bancorp at Closing and shall become effective only from and after Closing.

                  SECTION  OTHER AGREEMENTS.

                           Bancorp agrees that it will enter into the
Non-Competition Agreements with the directors and Executive Officers of Seaboard in substantially the form attached hereto as Exhibit "B".

                           Seaboard agrees that Seaboard and its Subsidiaries
will not pay or commit to Stay Bonuses or other bonuses to its directors or employees, which have not been approved by Bancorp in its sole discretion as to amount and timing. Seaboard agrees that the aggregate expenses incurred in connection with Howard Shield's employment and termination thereof shall not exceed $55,000.00 not including the Shields' Option Payment or salary and fringe benefits incurred between the Effective Date and the Closing Date.

                           Within thirty (30) days after the Effective Date, 1st
United shall cause Carrier & Company to complete an audit of Seaboard's records as they relate to the disclosure required under the Federal Truth in Lending Act, the Real Estate Settlement Procedures Act and other Federal and state consumer protection laws, rules and regulations applicable to Seaboard (the "Disclosure Requirements"). Bancorp shall pay for the cost of that audit. If the audit discloses that Seaboard has potential material liability under or by reason of the Disclosure Requirements because Seaboard's compliance with the Disclosure Requirements has been deficient, Bancorp shall have the right to terminate this Agreement by delivery of three (3) days prior written notice to Seaboard; provided, however, that this Agreement shall not be terminated if within such three (3) day period Seaboard takes action to eliminate such potential liability and thereafter diligently and continuously proceeding so that such liability is effectively eliminated within sixty (60) days after the date of Bancorp's written notice to Seaboard.

                           As of the Valuation Date, 1st United shall obtain
written bids for the sale of all of the investment securities in Seaboard's investment portfolio from three (3) reputable dealers in investment securities designated by 1st United and approved by Seaboard. Copies of such bids shall be submitted to Seaboard. The highest bids for each investment security shall be aggregated and the aggregate valuation shall be the value of the investment portfolio for the purpose of computing Seaboard Closing Equity.

                           On the Closing Date, Seaboard will pay Howard Shields
the Shields Option Payment.

                  SECTION NOTICES AND CONSENTS OF BANCORP. Bancorp and 1st United will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Seaboard reasonably may request in connection with the matters pertaining to Bancorp and 1st United disclosed or required to be disclosed in the Disclosure Schedules.

                  SECTION  REGULATORY MATTERS AND APPROVALS.

                  Bank Regulatory Matters. As soon as practicable following the Effective Date, Bancorp will cause to be prepared and filed with the Federal Reserve Bank of Atlanta and with the Comptroller, applications for their approval of the Merger, and with any other regulatory agencies having jurisdiction any other applications for approvals or consents which may be necessary for the consummation of the Merger which shall include notice of the applications to the OTS in compliance with 12 C.F.R. /section/ 563.22(h). Bancorp will take or cause to be taken all actions necessary for such applications to be approved and will provide Seaboard with the proposed form of applications to be filed at least five (5) days prior to filing and subsequently with copies of all correspondence and notices to or from such agencies concerning such applications.

                  Securities Act, Securities Exchange Act, State Securities Laws and Federal Deposit Insurance Act.

                                    NO-ACTION LETTER. Bancorp shall have the
option to seek to obtain assurances that the issuance of the Bancorp Purchase Stock will qualify for exemption from the registration requirements of the Securities Act and applicable state securities laws (collectively the "Registration Requirements"), pursuant to the exemption therefrom contained in
Section 3(a)(10) of the Securities Act and similar exemptions contained in states securities laws, respectively. After the execution of this Agreement, Bancorp and its counsel may submit to the Division of Corporation Finance of the SEC a request for a "no-action letter" or Bancorp may obtain other confirmation of the exemption from the Registration Requirements satisfactory to Bancorp in its sole discretion (the "No-Action Letter"). The No-Action Letter will seek a statement from the Division of Corporation Finance or another source acceptable to Bancorp that the SEC will take no enforcement or administrative action if the Bancorp Purchase Stock proposed to be issued in connection with the Merger are issued in reliance upon and in accordance with the exemption from registration contained in Section 3(a)(10) of the Securities Act. Bancorp shall make the request for the No Action Letter not later than ten (10) business days after the Effective Date, or Bancorp shall be deemed to have waived the right to seek the No Action Letter. Bancorp may make requests for confirmation of exemption from the Registration Requirements to the State of Florida Department of Banking and Finance and to such other state securities authorities as Bancorp may determine is necessary or desirable.

                                    RULE 144. The request for the No-Action
Letter will also seek confirmation that, with respect to public resales of Bancorp Purchase Stock:

                                    (i) The Bancorp Purchase Stock held by
nonaffiliates of Seaboard will not be deemed "restricted" pursuant to Rule 144(a)(3).

                                    (ii) Non-affiliates of Seaboard who are
non-affiliates of Bancorp may resell Bancorp Purchase Stock without regard to Rules 144 or 145(c) and (d).

                                    (iii) Affiliates of Seaboard who are
non-affiliates of Bancorp may sell Bancorp Purchase Stock in any manner permitted by Rule 145(d). Such persons may resell such shares in the manner permitted by Rule 145(d)(1) without regard to the holding period required by Rule 144(d). In computing the holding period of Bancorp Purchase Stock acquired in the transaction for purposes of Rule 145(d)(2) or (3), however, such persons may not "tack" the holding period of their Seaboard Shares.

                                    PUBLIC HEARING. To cause the exemption from
the registration contained in Section 3(a)(10) of the Securities Act to be applicable to the issuance of the Bancorp Purchase Stock, Bancorp further agrees, promptly after receipt of the No-Action Letter, to submit appropriate requests to the Comptroller, pursuant to Chapter 655 of the Florida Statues and Rule 3C-105.104 of the Administrative Rules of the Florida Department of Banking and Finance, for a public hearing upon the fairness of the valuation of the consideration to be received by Seaboard Stockholders in the transactions contemplated herein and the fairness of the terms and conditions of the issuance of the Bancorp Purchase Stock. Each Seaboard Stockholder shall have the right to appear at such hearing. Upon the scheduling of such public hearing, Seaboard agrees promptly to provide each Seaboard Stockholder with notice of such public hearing in accordance with the Florida Statutes and the Administrative Rules of the Florida Department of Banking and Finance, and otherwise in accordance with any other conditions or requirements imposed by the Comptroller with respect to such public hearing. Notwithstanding any other provision to the contrary herein, in the event the public hearing results in the Merger being disapproved by the Comptroller, Bancorp shall have no obligation to prepare or file the Registration Statement.

                                    PROXY MATERIALS. Seaboard shall, at
Seaboard's sole cost and expense, prepare for delivery to the Seaboard Stockholders the Definitive Seaboard Proxy Materials regarding the terms of the transactions contemplated by this Agreement in form and substance sufficient to substantially comply with the disclosure requirements of Schedule 14A (Regulation 14a-101) under the Exchange Act, if Bancorp determines that compliance is necessary to obtain the No-Action Letter. Seaboard shall be responsible to ascertain whether the Definitive Seaboard Proxy Materials are otherwise sufficient to satisfy the requirements of applicable state and federal laws, rules and regulations. Seaboard shall submit the Definitive Seaboard Proxy Materials to Bancorp for Bancorp's review and written approval prior to delivery to the Seaboard Stockholders. The Definitive Seaboard Proxy Materials shall be mailed to the Seaboard Stockholders not later than the earlier to occur of: (i) ten (10) days after receipt of the later of the approvals of the applications submitted to the Federal Reserve Bank of Atlanta and the Comptroller, or (ii) June 15, 1997. Bancorp will provide Seaboard with whatever information and assistance in connection with the preparation of the Definitive Seaboard Proxy Materials that is necessary to disclose all facts material to the condition, assets, properties, rights, businesses, operations or prospects of Bancorp and 1st United so as to satisfy the requirements of applicable state and federal laws, rules and regulations. Seaboard shall not be liable for any untrue statement of material fact or omission to state a material fact made in reliance upon, and in conformity with, information furnished to Seaboard by Bancorp or 1st United for use therein. Bancorp and 1st United shall have no responsibility or liability for any untrue statement of material fact in the Definitive Seaboard Proxy Materials or omission to state a material fact necessary in order to make statements made in the Definitive Seaboard Proxy Materials not misleading unless such statement is based solely on information supplied by Bancorp or 1st United.

                                    REGISTRATION. In the event the No-Action
Letter is not obtained as contemplated by Section 5.5(ii)(a) and (b) within 120 days after the Effective Date or within thirty (30) days after the date Bancorp decides not to request the No-Action Letter, Bancorp will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Bancorp Purchase Stock (the "Registration Statement") and will file, as necessary, registrations or other documents with state securities agencies required under applicable state securities regulations all such filings to be made as soon as reasonably practical after the expiration of the time to receive the No Action Letter if not timely received. Bancorp will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. Bancorp will provide Seaboard, and Seaboard will provide Bancorp, with whatever information and assistance in connection with the foregoing filings that the filing Party reasonably may request. Bancorp will not be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, information furnished to Bancorp by Seaboard for use therein. Bancorp and Seaboard will provide the other Party with copies of all correspondence, comment letters or notices to or from the SEC concerning or relating to the Registration Statement or the Definitive Seaboard Proxy Materials and Bancorp will advise Seaboard promptly after it receives notice of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Bancorp Purchase Stock to be issued in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or the filing or submission of additional information. Bancorp will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Bancorp Purchase Shares.

                                    STOCKHOLDER APPROVAL. 1st United and
Seaboard shall take action as soon as reasonably practicable to obtain approval of the Merger in accordance with the Florida Acts and the Homeowners Loan Act. Seaboard will call a special meeting of the Seaboard Stockholders (the "Special Seaboard Meeting") as soon as reasonably practicable after the mailing of the Definitive Seaboard Proxy Materials in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. The Definitive Seaboard Proxy Materials will contain the affirmative recommendations of the board of directors of Seaboard in favor of the adoption of this Agreement and the approval of the Merger except to the extent that such recommendation would cause any director or officer of any Party to violate any fiduciary duty or other requirement imposed by law in connection therewith.

                                    OTHER GOVERNMENTAL MATTERS. Each of the
Parties will take and will cause their Subsidiaries to take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make or obtain.

                  SECTION FAIRNESS OPINIONS. On or before the Effective Date Seaboard shall obtain a verbal opinion from an investment banker or other consultant of Seaboard's choosing as to the fairness of the Merger to Seaboard Stockholders from a financial point of view (the "Seaboard Fairness Opinion"). Prior to the date the Definitive Seaboard Proxy Materials are mailed to the Seaboard Stockholders and the date of the public hearing contemplated by /section/5.5(ii)(c), Seaboard will obtain the Seaboard Fairness Opinion in written form.

                  SECTION OPERATION OF BUSINESS. Without the prior written consent of Bancorp, which may be given or withheld in the sole discretion of Bancorp unless otherwise provided in this /section/5.7, Seaboard and its Subsidiaries will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business except as otherwise specifically provided in the Disclosure Statement or this Agreement. Without limiting the generality of the foregoing, neither Seaboard nor any of its Subsidiaries will:

                           authorize or effect any change in its charter or
bylaws other than to reduce the number of members of its Board of Directors to six;

                           grant any options, warrants, or other rights to
purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

                           declare, set aside, or pay any dividend or
distribution with respect to its capital stock, or redeem, repurchase, or otherwise acquire any of its capital stock;

                           create, incur, assume, or guarantee any indebtedness
(including any capitalized leased obligation) outside the Ordinary Course of Business;

                           impose, grant or suffer any Security Interest upon
any of its assets outside the Ordinary Course of Business;

                           make any capital investment in, make any loan to, or
acquire the securities or assets of any other person outside the Ordinary Course of Business unless Bancorp has consented to such action or such loan is fully secured by a certificate of deposit of Seaboard or is permitted under /section/5.8;

                           except as set forth in the Disclosure Statement, make
any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business with the understanding that paying or agreeing to pay any bonuses (other than Stay Bonuses approved by Bancorp and incentive performance bonuses under existing compensation plans) or entering into any new employment contracts or renewing any existing employment contracts, other than as expressly provided herein, shall be deemed outside the Ordinary Course of Business;

                           enter into any agreement which would be required to
be disclosed pursuant to Section 3.21 of this Agreement;

                           discontinue or omit the internal audit services
contemplated by Seaboard's 1997 business plan as of the Effective Date;

                           knowingly permit the occurrence of any change or
event which would render any of its
representations and warranties contained herein materially untrue at and as of the Closing Date; or commit to do any of the foregoing.

Bancorp agrees that its consent to the matters covered by subsections (i), (iv),
(v) and (viii) above will not be unreasonably withheld.

                  SECTION SEABOARD OPERATIONS. Without the prior written consent of Bancorp which shall not be unreasonably withheld, Seaboard shall not:

                           make or commit to make any new or renewal loan or
series of related loans to one borrower or its Affiliates or which would be aggregated for the purpose of ascertaining Seaboard's compliance with the provisions of 12 USC /section/1464, with an aggregate principal balance greater than $300,000.00 for loans secured by residential property or $150,000.00 for any other loans;

                           agree to any increase in an existing loan so that the
outstanding principal balance of that loan exceeds $300,000.00 for loans secured by residential property or $150,000.00 for any other loans;

                           make or commit to make any loan financing the
purchase of real estate owned by Seaboard that exceeds $100,000.00 in principal balance or the principal balance of which exceeds eighty percent (80%) of the fair market value of the collateral securing the loan;

                           make or commit to make any loan to pay interest or
taxes on any existing Seaboard loan;

                           make or commit to make any unsecured loan with a
principal balance in excess of $20,000.00;

                           make or commit to make a new loan or modify an
existing loan to any officer, director or former director of Seaboard;

                           except in the Ordinary Course of Business, accept
certificates of deposit with a term greater than one (1) year or, other than in the Ordinary Course of Business and consistent with past practices of Seaboard, change the interest rates or service charges on its deposit accounts;

                           make any change to its reserves for loan losses
except for charge offs, recoveries of loans previously written off or written down to the extent of the write offs or write downs and increases in provisions for loan losses which have been reflected on Seaboard's income statements;

                           either sell any of the investment securities in its
investment portfolio (unless sale is required to accomplish necessary liquidity for Seaboard) or purchase any new investment securities which have an aggregate value in excess of $500,000.00;

                           reclassify investment securities from "held for sale"
to "held to maturity" or from "held to maturity" to "held for sale", as those terms are used in FASB 115;

                           sell any assets (other than investment securities as
provided in subsection (ix) above), including, without limitation, real estate (except real estate or other assets acquired by Seaboard through the exercise of remedies under loan documentation and obsolete or damaged equipment and furniture provided that such equipment and furniture is replaced with items of equal utility and value), loans or loan servicing rights (except residential mortgage loans sold in the Ordinary Course of Business); and

                           sell or agree to sell any real estate owned by
Seaboard or any of Seaboard's Subsidiaries to any director, former director, officer or former officer of Seaboard or any Seaboard Stockholder (the "Insiders") or to any Subsidiary, Affiliate, relative or fiduciary for the benefit of any of the Insiders or any entity which is controlled by or in which any of the Insiders has an ownership interest.

                  The restrictions set out in subsection (i) through (iv) above shall not apply if the loan is fully secured by a certificate of deposit of Seaboard. Bancorp agrees that its consent will not be unreasonably withheld and that if it has not responded to a request for its consent within two (2) business days after receipt of a written request Bancorp's consent shall be deemed to have been given.

                  SECTION FULL ACCESS. Seaboard will permit representatives of Bancorp and 1st United to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seaboard and its Subsidiaries, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of Seaboard and its Subsidiaries. Bancorp is hereby authorized to contact any governmental or other regulatory authorities having jurisdiction over Seaboard or its Subsidiaries to obtain any information or approvals Bancorp deems advisable and Seaboard hereby authorizes any such authorities to disclose any of such information to Bancorp. Bancorp shall permit representatives of Seaboard to have full access at all reasonable times to such financial information and other information regarding or affecting results of operations or financial condition of Bancorp and 1st United as are material to the future prospects of Bancorp except such information as Bancorp determines cannot be disclosed under laws, rules or regulations applicable to Bancorp. Except as required by applicable law or process of court, each Party will treat and hold as such any

Confidential Information it receives from the other Parties in the course of the reviews contemplated by this Agreement, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the delivering Party all tangible embodiments (and all copies) thereof which are in its possession. No provisions of this Agreement shall be deemed to prohibit Bancorp or 1st United from disseminating Confidential Information about Bancorp or 1st United to a third party. The Parties agree that no representation or warranty of a Party contained herein shall be obviated or otherwise negated by the availability of information regarding the Party giving such representations or warranties or by due diligence review conducted by the Party receiving such representations and warranties.

                  SECTION  NOTICE OF DEVELOPMENTS.

                           Each Party will give prompt written notice to the
others of any Substantial Adverse Development affecting such Party and its Subsidiaries taken as a whole. Each Party will give prompt written notice to the other of any such Substantial Adverse Development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. Any such notices shall be accompanied by copies of any and all pertinent documents, correspondence and similar papers relevant to a complete understanding of such Substantial Adverse Development. In the event such Substantial Adverse Development consists of litigation threatened or filed against one or more Parties, the Parties hereby agree to exert their reasonable good faith efforts to quantify the risk to the Party or Parties against whom the litigation has been threatened or filed, to ascertain the likelihood of an adverse result in such litigation and to arrive at a mutually satisfactory resolution of such risks so as to allow the consummation of the transactions contemplated in this Agreement and the realization of the Parties and their shareholders of the expected benefits of such transactions. The running of the time for exercising termination rights by reason of such litigation or threatened litigation shall be suspended during the period the Parties are mutually attempting to assess and resolve such litigation or claim. Bancorp will have 15 business days after Seaboard gives any written notice pursuant to this /section/5.10 within which to exercise any right it may have to terminate this Agreement pursuant to /section/7.1(iii) below by reason of the Substantial Adverse Development, and Seaboard likewise will have 15 business days after Bancorp or 1st United gives any written notice pursuant to this /section/5.10 within which to exercise any right Seaboard may have to terminate this Agreement pursuant to /section/7.1(iii) below by reason of the Substantial Adverse Development. Unless one of the Parties terminates this Agreement within the aforementioned period, the written notice of a Substantial Adverse Development will be deemed to have amended the Disclosure Statement or the Disclosure Schedules, to have qualified the representations and warranties contained herein, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the Substantial Adverse Development.

                           Any Party may update its representations and
warranties contained in this Agreement by delivery of a revised Disclosure Statement or Disclosure Schedules to the other Parties. If the matters disclosed in such revised Disclosure Statement or Disclosure Schedules do not, individually or in the aggregate with prior disclosures, comprise Substantial Adverse Developments or breaches of this Agreement, the representations and warranties of the disclosing Party shall be deemed revised as shown in the revised Disclosure Statement or Disclosure Schedules for the purpose of compliance with the provisions of this Agreement, including, without limitation,
Article 6.

                  SECTION EXCLUSIVITY. Except as otherwise expressly permitted in this Section, neither Seaboard nor its Subsidiaries will continue or resume any negotiations or communications in which Seaboard or its Subsidiaries was engaged prior to the Effective Date or solicit, initiate, participate in or encourage the submission of any proposal or offer from any person (other than a Party) relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of securities or assets other than in the Ordinary Course of Business, or (iv) similar transaction or business combination involving Seaboard or its Subsidiaries, or their respective assets, provided, however, that Seaboard, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing in the event a majority of the full board of directors of Seaboard has determined on written advice of counsel that the board of directors has a fiduciary duty to consider and respond to such effort or attempt. Seaboard may respond to inquiries from Persons with whom Seaboard engaged in discussions regarding mergers, consolidations or similar transactions or business combinations prior to the Effective Date by advising such Persons that Seaboard has entered into this Agreement and has agreed not to engage in such discussions during the term of this Agreement. Seaboard shall notify Bancorp immediately if any person (other than a Party) makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and shall provide Bancorp with the particulars of any such proposal, offer, inquiry or contact. Seaboard acknowledges that Bancorp and 1st United may engage in discussions and negotiations with other Persons relating to matters such as those listed in (i) through (iv) above relating to such other Persons, Bancorp and/or its Subsidiaries, and Seaboard agrees that Bancorp and 1st United will have no obligation to disclose the existence or content of such discussions or negotiations to Seaboard.

                  SECTION  INDEMNIFICATION.

                           Seaboard hereby indemnifies and holds harmless
Bancorp and 1st United and their Affiliates, successor and assigns from and against any and all claims, costs, expenses, actions, demands, losses or liabilities, penalties and damages (including legal and accounting fees and other expenses of any nature whatsoever incurred in investigating or in attempting to avoid the same or to defend the imposition thereof), resulting to Bancorp, 1st United, or their respective Affiliates, successors or assigns, from or arising out of any misrepresentation, breach or nonfulfillment of any warranty, representation, agreement or covenant on the part of Seaboard or any of its Subsidiaries and Affiliates, under this Agreement, or from any misrepresentation in or omission from any Exhibit, Schedule or other instrument furnished or to be furnished to Bancorp or 1st United hereunder or thereunder.

                           Bancorp and 1st United hereby indemnify and hold
harmless Seaboard and its Affiliates, successors and assigns, at all times from and against any and all claims, costs, expenses, actions, demands, losses or liabilities, penalties and damages (including legal and accounting fees and other expenses of any nature whatsoever incurred in investigation or in attempting to avoid the same or to defend the imposition thereof), resulting to Seaboard or its Affiliates, successors or assigns from or arising out of any misrepresentation, breach or nonfulfillment of any warranty, representation, agreement or covenant on the part of Bancorp, 1st United or their Affiliates under this Agreement, or from any misrepresentation in or omission from any Exhibit, Schedule or other instrument furnished or to be furnished to Seaboard hereunder.

                  SECTION ENVIRONMENTAL MATTERS. Seaboard agrees that all engineers and consultants who prepared or furnished reports on the environmental condition of the Property may discuss such reports and information with Bancorp or 1st United and shall be entitled to certify the same in favor of Bancorp or 1st United and their consultants, agents and representatives and make all other data available to Bancorp or 1st United and their consultants, agents and representatives. In the event Seaboard proposes to take title to any real estate which is collateral for loans made by Seaboard, Seaboard will first obtain a Phase I environmental audit of such property, comply with the suggestions of such audit, provide a copy of such audit and any subsequent audits or studies to Bancorp and, if requested by Bancorp, will take title to such property in the name of a newly formed Subsidiary.

                  SECTION CERTAIN POLICIES OF SEABOARD. At the request of Bancorp, Seaboard and its Subsidiaries shall modify and change its operating, loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Bancorp. Seaboard and its Subsidiaries shall not be required to modify or change any such policies or practices, however, until (i) such time as Seaboard and Bancorp shall reasonably agree that the Effective Time will occur prior to the public disclosure of such modification or changes in regular periodic earnings releases or periodic reports filed with the OTS or other agencies regulating Seaboard or its Subsidiaries, or (ii) such time as Bancorp acknowledges in writing that all conditions to Bancorp's obligations to consummate the Merger (and Bancorp's rights to terminate this Agreement) have been waived or satisfied; provided, however, that in all circumstances Seaboard and its Subsidiaries shall make such modifications and changes not later than immediately prior to the Effective Time. Seaboard's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect as a consequence of any modifications or exchanges undertaken solely on account of this Section.

                  SECTION EMPLOYEE BENEFIT PLANS. Bancorp agrees to use its best efforts to provide to all eligible employees of Seaboard who remain employees of 1st United following the Effective Time ("Continuing Employees") employee welfare and pension benefits substantially equivalent (in the aggregate) to those uniformly provided to employees of 1st United from time to time. Bancorp agrees that the Continuing Employees shall receive credit for past service at Seaboard prior to the Effective Time for the purpose of qualifying for benefits under any employee benefit plan or arrangement of 1st United, including for purposes of eligibility and participation (but not for purposes of vesting or benefit accrual) in 1st United's 401(k) Plan. Notwithstanding the foregoing, no Continuing Employee shall have the right to participate in 1st United's 401(k) Plan until such Continuing Employee shall have been in the continuous employment of 1st United for at least ninety (90) days after the Effective Time. Bancorp agrees that 1st United will establish a special entry date into 1st United's 401(k) Plan for eligible Continuing Employees as soon as practicable after ninety (90) days after the Effective Time. Bancorp shall use its best efforts to ensure that any Continuing Employees and their eligible dependents who have coverage under Seaboard's existing medical plan will not be subject to any waiting period or preexisting condition requirement under 1st United's medical insurance plan, except to the extent that such Continuing Employees and eligible dependents are currently not covered by Seaboard's existing medical plan due to a preexisting condition. Bancorp and 1st United agree that any employees of Seaboard who are not retained by 1st United after Closing will be paid severance compensation consistent with Bancorp's and 1st United's past practice for severance payments to employees of other financial institutions acquired by Bancorp and 1st United. Such severance compensation shall not be taken into account in the computation of Seaboard Closing Equity.

                  SECTION OFFICER AND DIRECTOR INDEMNITIES. Subject to the conditions set forth below for a period of six (6) years from and after the Closing Date, Bancorp agrees that it will indemnify and hold harmless the officers and directors of Seaboard and the Trustees of the Seaboard 401k Plan in office on the Effective Time against all claims arising out of actions or omissions occurring prior to the Effective Time for which such parties would be entitled to indemnification under and in the same fashion and on the same terms as are provided in the Homeowner's Loan Act at the Effective Time and the charter and bylaws of Seaboard in effect on the Effective Date, provided, however, that all rights to any indemnity and in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Any indemnified party wishing to claim indemnification under this paragraph shall promptly notify Bancorp thereof. Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such indemnified parties for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the indemnified parties advises that there are substantive issues which raise conflicts of interest between Bancorp and the indemnified parties, the indemnified parties may retain counsel satisfactory to them, and Bancorp shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received; provided, however, that Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all indemnified parties in any jurisdiction, the indemnified parties will cooperate in the defense of any such litigation, and Bancorp shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld; and provided further that Bancorp shall not have any obligation hereunder to any indemnified party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by applicable law.

                  CONDITIONS TO OBLIGATION TO CLOSE.

                  SECTION CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of all Parties to consummate the transactions to be performed in connection with the Closing are subject to satisfaction of the following conditions:

                           this Agreement and the Merger shall have received the
Requisite Seaboard Stockholder Approval;

                           Seaboard , 1st United and Bancorp shall have procured
all of the consents specified in /section/5.1 hereof.

                           no action, suit, or proceeding (other than those
arising out of the applications submitted to the FRB and the Comptroller as contemplated herein) shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially and adversely affect the right of Bancorp and 1st United to own, operate, or control substantially all of the assets and operations of Seaboard and its Subsidiaries (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                           the Registration Statement shall have become
effective under the Securities Act or Bancorp shall have obtained the No Action Letter and the No Action Letter shall not have been revoked; the Bancorp Purchase Stock shall have been registered or exempt from registration under applicable state securities laws; and, subject to the requirements of Rule 145 of the Securities Act, the Bancorp Purchase Stock shall be freely transferable in the hands of Seaboard Stockholders who receive same; and;

                           the Merger shall have been approved by the FRB and
the Comptroller and any other regulatory approvals necessary to the consummation of the Merger shall have been obtained and such approvals shall not impose any term, condition or restriction upon any of Bancorp, 1st United that Bancorp, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Bancorp as to render inadvisable in the reasonable good faith judgment of Bancorp the consummation of the Merger.

                  SECTION CONDITIONS TO OBLIGATION OF BANCORP. The obligations of Bancorp and 1st United to consummate the transactions to be performed by Bancorp and 1st United in connection with the Closing are subject to satisfaction of the following conditions:

                           Seaboard and its Subsidiaries shall have procured all
of the third party consents and agreements to be obtained by Seaboard or its Subsidiaries specified in Article 5 above or otherwise complied with the requirements of

Article 5 above which are material to the consummation of the Merger;

                           no material breach or breaches of the representations
and warranties of Seaboard under this Agreement has occurred and is continuing at and as of the Closing Date;

                           all covenants of Seaboard under this Agreement which
are to be performed prior to or at Closing shall have been duly performed and complied with in all material respects.

                           Seaboard and its Subsidiaries shall have delivered to
Bancorp and 1st United certificates (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in /section/ 6.2(i)-(iii) is satisfied in all respects;

                           the Parties shall have received all other
authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Statement;

                           Bancorp and 1st United shall have received from
counsel to Seaboard an opinion with respect to the matters set forth on Exhibit "D" attached hereto, addressed to Bancorp and dated as of the Closing Date;

                           Bancorp and 1st United shall have received the
resignations, effective as of the Closing, of each trustee or officer of any Employee Benefit Plan designated by Bancorp or 1st United in writing at least five (5) business days prior to the Closing;

                           all actions to be taken by Seaboard and its
Subsidiaries in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Bancorp and 1st United; and

                           no Substantial Adverse Development shall have
occurred with respect to Seaboard or its Subsidiaries which has not been waived by Bancorp and 1st United or deemed waived pursuant to Section 5.10. Bancorp may waive any condition specified in this /section/6.2 if it executes a writing so stating at or prior to the Closing.

                  SECTION CONDITIONS TO OBLIGATIONS OF SEABOARD. The obligation of Seaboard to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           no material breach or breaches of the representations
and warranties of Bancorp or 1st United under this Agreement or agreements to be obtained by Bancorp or 1st United has occurred and is continuing at and as of the Closing Date;

                           Bancorp and 1st United shall have procured all of the
third party consents specified in Article 5 above;

                           all covenants of Bancorp and 1st United under this
Agreement which are to be performed prior to or at Closing shall have been duly performed and complied with in all material respects.

                           Bancorp and 1st United shall have delivered to
Seaboard a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in /section/6.3(i)-(iii) is satisfied in all respects;

                           Seaboard shall have received from counsel to Bancorp
and 1st United an opinion with respect to the matters set forth in Exhibit "E" attached hereto, addressed to Seaboard and dated as of the Closing Date; and

                           all actions to be taken by Bancorp and 1st United in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seaboard.

                           no Substantial Adverse Development shall have
occurred with respect to Bancorp or its Subsidiaries which has not been waived by Seaboard or deemed waived pursuant to Section 5.10.

                           Seaboard shall have received from its legal counsel
an opinion, dated the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the merger will for federal income tax purposes constitute a reorganization within the meaning of
Section 368, or any successor thereto, of the Code and that (except with respect to holders of Seaboard Stock who exercise dissenters' rights, except for cash payments), (i) no gain or loss will be recognized by a holder of Seaboard Stock upon conversion in the Merger of Seaboard Stock into Bancorp Purchase Stock,
(ii) the basis of Bancorp Purchase Stock to be received in the Merger by a holder of Seaboard Stock will be the same as such holder's basis in the Seaboard Stock exchanged therefor decreased by the amount of cash received by such holder and increased by the amount of gain recognized as a result of the Merger, and
(iii) the holding period of Bancorp Purchase Stock to be received in the Merger by a holder of Seaboard Stock will include the period during which such holder held the Seaboard Stock exchanged therefor, provided that such Seaboard Stock was held as a capital asset immediately prior to the consummation of the Merger; in rendering such opinion, such tax advisor may rely upon certificates of officers of Seaboard and Bancorp as to factual matters.

                  Seaboard may waive any condition specified in this /section/
6.3 if it executes a writing so stating at or prior to the Closing.

                  TERMINATION.

                  SECTION TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                           the Parties may terminate this Agreement by mutual
written consent at any time prior to the Closing Date;

                           Bancorp or 1st United may terminate this Agreement by
giving written notice to Seaboard at any time prior to the Closing Date in the event Seaboard is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and Seaboard may terminate this Agreement by giving written notice to Bancorp and 1st United at any time prior to the Closing Date in the event Bancorp or 1st United is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect. Each Party shall have the right to cure any such breach within fifteen (15) days of receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the Parties hereto ("Cure Period") and the termination rights provided above may not be exercised until after written notice of breach is given and the applicable Cure Period has expired;

                           if a Substantial Adverse Development shall have
occurred with regard to Bancorp or 1st United, Seaboard may terminate this agreement by giving written notice to Bancorp and 1st United and if a Substantial Adverse Development shall have occurred with regard to Seaboard or any of its Subsidiaries, Bancorp or 1st United may terminate this agreement by giving written notice to Seaboard;

                           Bancorp, 1st United or Seaboard may terminate this
Agreement by giving written notice to the other Parties at any time prior to the Closing Date in the event the Seaboard Fairness Opinion is withdrawn;

                           Bancorp, 1st United or Seaboard may terminate this
Agreement by giving written notice to the other Parties at any time prior to the Closing Date in the event the Bancorp Fairness Opinion is withdrawn;

                           either Party may terminate this Agreement by giving
written notice to the other Party within

five (5) days after the Special Seaboard Meeting, in the event this Agreement or the Merger fail to receive the Requisite Seaboard Stockholder Approval;

                           Bancorp or 1st United may terminate this Agreement by
giving written notice to Seaboard at any time prior to the Closing Date if the Closing shall not have occurred on or before August 31, 1997 by reason of the failure of any condition precedent under /section/6.1 or 6.2 hereof (unless the failure results primarily from Bancorp or 1st United itself breaching any representation, warranty, or covenant contained in this Agreement), provided, however, that Bancorp and 1st United shall not have the right to terminate this Agreement pursuant to this paragraph during the pendency of any Cure Period; or

                           Seaboard may terminate this Agreement by giving
written notice to Bancorp and 1st United at any time prior to the Closing Date if the Closing shall not have occurred on or before August 31, 1997 by reason of the failure of any condition precedent under /section/6.1 or 6.3 hereof (unless the failure results primarily from Seaboard itself breaching any representation, warranty, or covenant contained in this Agreement), provided, however, that Seaboard shall not have the right to terminate this Agreement pursuant to this paragraph during the pendency of any Cure Period.

                  SECTION TERMINATION FEE. In the event the transactions contemplated by this Agreement are not consummated on or before August 31, 1997
(i) due to any material breach of this Agreement by Seaboard, including, without limitation, any breach of any of the representations and warranties set forth herein and/or Seaboard's failure to satisfy any of the conditions precedent set forth herein which Seaboard is required to perform prior to the Closing Date provided that Seaboard enters into an agreement or arrangement with another party of the type listed in /section/5.11(i) through (iv) inclusive of this Agreement (an "Alternative Proposal") within nine (9) months after this Agreement is terminated; (ii) due to Seaboard's determination not to consummate the transactions contemplated herein, for any reason whatsoever or for no reason at all, provided, however, if Seaboard terminates this Agreement in accordance with the provisions set forth in /section/7.1 hereof and such termination is proper hereunder, the provisions of this Section 7.2 shall not be applicable; and/or (iii) the Board of Directors of Seaboard and/or its stockholders, upon advice of counsel or otherwise, determines that it must enter into an Alternative Proposal in lieu of performing its obligations under this Agreement, Seaboard hereby agrees to pay Bancorp, on demand, by wire transfer of immediately available funds, the sum of Four Hundred Thousand and no/100s ($400,000.00) (the "Termination Fee"). The Termination Fee shall not be due if this Agreement is terminated pursuant to /section/ 2.6(iv) or 5.3(iii) or pursuant to " 6.1(ii), 6.2(i), 6.2(v) or 6.2(ix) due to failure to obtain the approvals, consents, agreements and authorizations referenced therein or by reason of "6.1(iii), 6.1(iv) or 6.1(v), provided that Seaboard fully cooperated in attempts to obtain such approvals, consents, agreements and authorizations and has not been the cause of the failure to satisfy the conditions contained in "6.1(iii), 6.1(iv) or 6.1(v). The Parties acknowledge and agree that Bancorp and 1st United have and will continue to forego other business and investment opportunities; have and will continue to incur substantial out-of-pocket expenses; and have and will continue to expend valuable time and resources, including the time and attention of the executive officers and key employees and advisers of Bancorp and 1st United by reason of this Agreement and the transactions contemplated hereunder, the value of all of which is extremely difficult to precisely ascertain. The Parties acknowledge and agree that the minimum amount necessary to compensate Bancorp and 1st United in the event the transactions contemplated by this Agreement are not consummated by August 31, 1997 for the reasons specified in this Section 7.2 will be an amount equal to the Termination Fee, but that Bancorp and 1st United's right to the Termination Fee shall not be deemed to be an agreement as to liquidated damages or as a penalty, nor shall such Termination Fee affect any other remedy afforded or available Bancorp or 1st United under an/or pursuant to this Agreement, at law or in equity, including injunctive relief, and the obligation to pay and/or the payment of such Termination Fee shall not render any such other available remedy unenforceable.

                  SECTION EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to /section/7.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions of " 3.11, 4.7, 5.3(ii), 5.9 (as to the confidentiality provisions only), 5.12, 7.2 and Article 8 shall survive any such termination.

                  MISCELLANEOUS.

                  SECTION SURVIVAL. None of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive Closing, except the provisions of Articles 1 and 2 and "3.11, 4.7, 5.3(ii), 5.3(v), 5.9 (as to confidentiality provisions only), 5.15, 5.16 and Article 8.

                  SECTION PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

                  SECTION THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assign, except with respect to those third parties as specifically contemplated in Section 5.15 and 5.3(v).

                  SECTION ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire Agreement among the Parties and supersedes any prior understandings, Agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, except the confidentiality agreement between Seaboard, Bancorp and 1st United dated January 21, 1997, the terms of which shall survive through closing.

                  SECTION SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                  SECTION COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                         If to Seaboard:

                           Mr. Howard Shields
                           Seaboard Savings Bank, FSB
                           715 Colorado Avenue
                           Stuart, Florida  34994

                         With Copy To:

                           Michael V. Mitrione, Esq.
                           Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. Phillips Point - East Tower
                           777 S. Flagler Drive, Suite 500
                           West Palm Beach, Florida  33401

                         If to Bancorp:

                           980 North Federal Highway
                           Boca Raton, Florida  33432
                           Attn:  Warren S. Orlando

                         If to 1st United:

                           980 North Federal Highway
                           Boca Raton, Florida  33432
                           Attn:  Warren S. Orlando

                         With Copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           777 S. Flagler Drive, Suite 900 East
                           West Palm Beach, Florida  33401
                           Attn:  Russell T. Kamradt, Esq.

Each such notice shall be deemed delivered on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, TELECOPY, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended or written proof of delivery or refusal of delivery is provided by an independent third party delivering same. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving other Parties notice in the manner herein set forth.

                  SECTION GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida and the Federal laws of the United States of America.

                  SECTION AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida Acts. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  SECTION SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  SECTION EXPENSES. Except as otherwise provided in this /section/8.12, all costs and expenses including, without limitation, filing, registration and application fees and fees and expenses of its own financial and other consultants, investment bankers, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. Notwithstanding the foregoing, in the event of breach of this Agreement by a Party, the nonprevailing Party shall pay all such costs and expenses of all Parties, including, without limitation, those incurred in litigation brought to enforce this Agreement or brought by reason of a breach of this Agreement.

When used herein the term legal fees and expenses shall mean legal fees and expenses at all levels through final appeal. Nothing contained in this /section/8.12 shall constitute an agreement for liquidated damages or otherwise limit the rights or remedies of the nonbreaching Parties. The Parties agree that irreparable damage would be suffered by reason of a breach of this Agreement or by Seaboard's acceptance of an Alternative Proposal which may not be measurable or compensable by money damages. Therefore, the Parties agree that the Parties shall be entitled to injunctive relief to prevent or cure such breach and specifically enforce the terms of this Agreement all without the necessity of posting a bond (cash or otherwise) and in addition to any other remedies provided at law or in equity. The Party against whom the action or proceeding is brought hereby waives any claim or defense to such action or proceeding based on a claim that the aggrieved Party has an adequate remedy at law.

                           CONSTRUCTION. The language used in this Agreement
will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                  INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first below written.

         1ST UNITED BANCORP

                                       By:
                                          --------------------------------
                                       Title:
                                              ----------------------------
         Date:
              ------------------

         1ST UNITED BANK

                                       By:
                                          --------------------------------
                                       Title:
                                              ----------------------------
         Date:
              ------------------

         SEABOARD SAVINGS BANK FSB

                                       By:
                                          --------------------------------
                                       Title:
                                              ----------------------------
         Date:
              ------------------